Exhibit 99.1

Mecklermedia Corporation Launches With Completion Of Sale Of Mediabistro Assets To Affiliate Of Prometheus Global Media

(New York, NY - August 18, 2014) - Mecklermedia Corporation (OTCQX:MBIS) today announced that it has begun operations after completing the sale of Mediabistro assets to Prometheus Global Media.

Mecklermedia focuses on producing trade shows and events in the fields of Bitcoin/Cryptocurrency and 3D Printing/Additive Manufacturing through its brands: InsideBitcoins (www.insidebitcoins.com) and Inside3DPrinting (www.inside3dprinting.com).

Mecklermedia has applied to change its OTCQX ticker symbol and will announce its new ticker symbol upon receiving approval from FINRA.

About Mecklermedia

Mecklermedia (OTCQX: MBIS) is the producer of conferences including Inside 3D Printing, Inside Bitcoins, and AllFacebook Marketing Conference. Mecklermedia produces over 25 conferences annually. The Mecklermedia news sites and newsletters, including Inside Bitcoins News, 3D Printing Industry, and Allfacebook.de provide up-to-date coverage on emerging industries to help drive business forward.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example: recent turmoil and trading platform closures in the Bitcoin market; the competitive environment in which Mecklermedia competes; the unpredictability of Mecklermedia's future revenues, expenses, cash flows and stock prices; Mecklermedia's ability to successfully conduct its business after the sale of its Mediabistro assets to Prometheus Global Media; Mecklermedia's ability to maintain its listing on OTCQX and comply with additional laws and regulations applicable to companies the securities of which are not listed on a national securities exchange; the market liquidity for the company's common stock; and the ability to sell the company's common stock in the secondary market.  For a more detailed discussion of such risks and uncertainties, refer to Mediabistro's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Mediabistro assumes no obligation to update the forward-looking statements after the date hereof, except as required by law.

All current Mecklermedia press releases can be found online at:

http://www.mecklermedia.com/about